                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /x/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     /x/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         STANDARD MOTOR PRODUCTS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         STANDARD MOTOR PRODUCTS INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

STANDARD MOTOR PRODUCTS, INC.                          37-18 NORTHERN BOULEVARD
                                                   LONG ISLAND CITY, N.Y. 11101

MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 26, 1994

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the annual meeting of the shareholders of the Company to be held on May 26, 1994, or at any adjournment thereof. Proxy material is being mailed on April 26, 1994 to the Company's approximately 1,100 shareholders of record. The total number of shares outstanding and entitled to vote on April 15, 1994, is:

    Common Stock  . . . . . . . . . . . . . . .  13,218,226

    The purposes of the annual meeting are: (1) to consider and vote upon a proposal to adopt the Company's 1994 Omnibus Stock Option Plan under which 400,000 shares of the Company's Common Stock will be available for issuance,
(2) to elect nine directors, and (3) to transact such other business as may properly come before the meeting and at any adjournment thereof.

PROPOSAL 1:  ADOPTION OF THE COMPANY'S 1994 OMNIBUS STOCK OPTION PLAN.

    The Board of Directors and its Compensation Committee believe that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's shareholders. The Board and the Committee believe that a stock option plan is instrumental in fulfilling these goals. However, all shares made available for issuance under previously approved stock option plans have been fully utilized. Accordingly, the Board and its Compensation Committee have approved and propose to the Company's shareholders the 1994 Omnibus Stock Option Plan (The "Plan").

    The Plan will authorize 400,000 shares of the Company's Common Stock be made available for the grant of either incentive stock options or non-qualified stock options. Unless sooner terminated by the Board of Directors, the Plan would terminate on May 25, 2004.

    No individual grant can exceed 50,000 shares. The Plan will be administered by the Compensation Committee, none of the members of which is eligible to participate in the Plan. The Committee has the power and complete discre tion to determine when to grant option awards, which eligible employees will receive option awards, and the number of shares to be allocated to each option award. The Committee may impose conditions on the exercise of options and may impose such other restrictions and requirements as it may deem appropriate. Officers and other key management employees of the Company and its subsidiaries will be eligible to receive grants under the Plan.

    If a grant is canceled, terminates or lapses unexercised, any such shares allocable to that grant may be subjected again to a new grant. Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to stockholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.

    Stock option grants under the Plan may be either incentive stock options or non-qualified stock options. No more than one grant may be made to an individual in any calendar year. Incentive stock options qualify for favorable income tax treatment under the Internal Revenue Code, while nonstatutory stock options do not. The option price of Common Stock covered by a stock option may not be less than 100% of the fair market value of the Common Stock on the date of the option grant. The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the Plan is limited by the Internal Revenue Code to $100,000.

    Options may only be exercised at such times as may be specified by the Compensation Committee. The minimum period of time from date of grant that an option vests (exercisable) is twelve months and all options are exercisable for a period of five years from the date of vesting. Option grants may be fully exercisable (vest) at one point in time or may have graded exerciseability (vesting) in which case exerciseability will occur over a period of years. The Compensation Committee may require that, for stock option grants in excess of a specified number of shares, an optionee must directly own shares of the Company's Common Stock whose fair market value bears a predetermined relationship to the optionee's base salary, up to a maximum of 50% of the optionee's base salary. Exerciseability may be accelerated by the Compensation Committee at any time after grant, and is accelerated automatically upon the death or disability of the optionee. Upon termination of employment other than for cause, an optionee will have ninety days to exercise any option grant that is vested. Any option grant not exercised within that time period will be forfeited. Forfeiture will automatically occur if the optionee's employment with the Company is terminated for cause.

    Upon exercise, optionees may acquire their shares by paying the exercise price to the Company in cash; by delivering or causing to be withheld from the option shares, shares of the Company's Common Stock the value of which is equal to the exercise price or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

    The Plan provides that options would become immediately and fully exercisable upon a Change in Control. For purposes of the Plan, a "Change in Control" occurs principally (i) when a person (or group of persons acting in concert) acquires 25% or more of the Company's Common Stock (other than those presently holding such amount), (ii) when there is a change in the composition of a majority of the Board of Directors when compared with those who are currently serving or (iii) when the stockholders of the Company approve a reorganization, merger, consolidation or other transaction as a result of which the Company or a Subsidiary is not the surviving entity.

    No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives.

    The Compensation Committee may amend the Plan in such respects as it deems advisable except that it may not (1) grant an option at a price that is less than 100% of the fair market value of the Company's Common Stock on the date of the option grant, (2) grant an individual option in excess of 50,000 shares of the Company's Common Stock and (3) change the vesting requirement to be less than twelve months from date of grant. The shareholders of the Company must approve any amendment that would (i) materially increase the number of shares of Common Stock that may be issued under the Plan, or (ii) materially modify the requirements of eligibility for participation in the Plan. Stock option grants under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not incur Federal income tax liability when he or she is granted an incentive stock option or a non-qualified stock option.

    Upon exercise of an incentive stock option, an optionee generally will not recognize income, unless he or she is subject to the alternative minimum tax. Upon exercise of a non-qualified stock option, an optionee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price.

    The Company usually will be entitled to a tax deduction at the time and in the amount that the optionee recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of non-qualified options. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements.

    This summary of Federal income tax consequences of non-qualified stock options and incentive stock options does not purport to be complete, and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation. There may also be state and local income taxes applicable to these transactions.

    The Board of Directors believes that approval of the 1994 Omnibus Stock Option Plan is in the best interests of all shareholders and recommends a vote "for" this Proposal.

    The favorable vote of the holders of a majority of the shares of Common Stock represented at the meeting is needed to approve this Proposal No. 1.

2. ELECTION OF DIRECTORS

    At the annual meeting, nine directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named below, all of whom are now directors of the Company. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees named and for such substitute nominees as the management may recommend.

    The nominees are: Bernard Fife, Nathaniel L. Sills, Arlene R. Fife, Ruth F. Sills, John L. Kelsey, Robert J. Swartz, William H. Turner, Lawrence I. Sills and Arthur D. Davis.

INFORMATION WITH RESPECT TO NOMINEES AND MAJOR SHAREHOLDERS

    Information with respect to each nominee is set forth in Chart "A" on page
4. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 5. Shares of Common Stock of the Company owned outright by Bernard Fife and Arlene R. Fife, his wife, together with shares held as trustee for or owned by Fife family members aggregate 2,430,357 shares (18.4%). Shares of the Common Stock of the Company owned outright by Mr. Nathaniel L. Sills and Ruth F. Sills, his wife, together with shares held as trustee for or owned by Sills family members aggregate 2,576,366 shares (19.5%). The 244,125 shares of Common Stock owned by charitable foundations of wh ich Fife and Sills family members are trustees represent 1.8% of the total outstanding voting securities of the Company.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993 all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                      CHART A--INFORMATION ABOUT NOMINEES

                                                                                                HAS         SHARES OF COMMON STOCK
                                                OFFICE WITH COMPANY AND                        SERVED    BENEFICIALLY OWNED DIRECTLY
                                                 PRINCIPAL OCCUPATION                       AS DIRECTOR       OR INDIRECTLY AS OF
          NAME              AGE               DURING THE PAST FIVE YEARS                       SINCE            MARCH 15, 1994*
- ----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . .   78        Co-Chairman and Director of the Company                   1947          239,520 (1)(8)(14)
                                                                                                              318,632 (2)(3)
Nathaniel L. Sills  . . .   86        Co-Chairman and Director of the Company                   1946          139,880 (1)(8)(15)
                                                                                                              335,507 (2)(4)
Arlene R. Fife  . . . . .   71        Director of the Company (5)                               1960          193,958 (14)
                                                                                                              323,437 (2)(3)
Ruth F. Sills . . . . . .   83        Director of the Company (6)                               1960          124,690 (15)
                                                                                                              289,687 (2)(4)
Lawrence I. Sills . . . .   54        President and Director of the Company (9)                 1986          492,385 (8)(15)
                                                                                                               26,524 (7)
Arthur D. Davis . . . . .   46        Director of the Company (10)                              1986           47,679 (8)
John L. Kelsey  . . . . .   68        Director of the Company;                                  1964            1,125
                                        Advisory Director (Retired), Paine Webber Inc. (11)
Robert J. Swartz  . . . .   68        Financial Consultant;                                     1992              --
                                        Former Senior Partner of KPMG Peat Marwick (12)
William H. Turner . . . .   54        Director of the Company;                                  1990              500
                                        Senior Executive Vice President,
                                        Chemical Banking Corporation (13)
- ----------------------------------------------------------------------------------------------------------------------------------

 (1) Excludes 184,125 shares of Common Stock held in a charitable foundation of which Messrs. Fife and Sills are trustees.
 (2) Shares are subject to family trusts in which beneficial ownership is disclaimed.
 (3)  Nathaniel L. Sills is co-trustee.
 (4)  Bernard Fife is co-trustee.
 (5)  Arlene R. Fife is the wife of Bernard Fife.
 (6) Ruth F. Sills is the wife of Nathaniel L. Sills and the sister of Bernard Fife.
 (7)  Held as custodian for minor children.
 (8)  Excludes allocated shares held by Trustee under the Company's ESOP.
 (9) Lawrence I. Sills is an adult son of Nathaniel L. Sills. He was appointed President of the Company in May 1986. Prior to that he had been Vice President, Operations of the Company since January 1983. At that time his responsibilities included the direction of the Champ Service Line Division, the Four Seasons Division and the Company's engineering and marketing areas. On January 1, 1986, Mr. Sills was given responsibility for all other areas of the Company including finance, manufacturing and distribution.
(10) Arthur D. Davis is an adult son-in-law of Bernard Fife. He was appointed Vice President, Materials Management of the Company in May 1986 and held that position until January 1989 when he resigned this position. Mr. Davis presently performs special projects at the direction of the President or the Board of Directors of the Company.
(11) Mr. Kelsey has retired but continues his association, in a consulting capacity, with Paine Webber Inc. His previous responsibilities at Paine Webber Inc. included all facets of investment banking. He is also a director of Federal Paper Board Co. Inc. and Box Energy Corporation.
(12) Mr. Swartz was a senior partner in the accounting firm KPMG Peat Marwick (and predecessor firms) for more than five years. On March 31, 1991 Mr. Swartz retired from KPMG Peat Marwick and is currently working as an independent financial consultant. He is also a director of Victoria Creations, Inc., United Merchants & Manufacturers, Inc. and Bed Bath & Beyond, Inc.
(13) Mr. Turner assumed his present position on December 31, 1991 when Chemical Banking Corporation merged with Manufacturers Hanover Corporation. He is responsible for middle market banking, private banking and the Corporation's New Jersey Operations. In the latter capacity, he is chairman, chief executive officer and a director of Chemical New Jersey Holdings, Inc., an entity that holds all of the shares of both Chemical Bank New Jersey and Princeton Bank and Trust Company. Mr.
      Turner is also one of two Chemical Directors of The CIT Group. Prior to December 31, 1991, and since August 1990, Mr. Turner was Vice Chairman and Director of Chemical Bank and was responsible for the Corporation's regional banking activities in New York, New Jersey and Connecticut, which includes all of Chemical's consumer, middle market, private banking and real estate activities in the tri-state region. Prior to August 1990 and, since February 1987, he was responsible for the Middle Market Banking Group of Chemical Bank. In addition, from June 1989 to December 1991 he was President and Chief Operating Officer of Chemical New Jersey Holding Inc.
(14)  Excludes 20,000 shares of Common Stock held in the Fife Family
      Foundation.
(15)  Excludes 20,000 shares of Common Stock held in the Sills Family
      Foundation.

* Mr. and Mrs. Fife and Mr. and Mrs. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

 CHART B--HOLDINGS OF MANAGEMENT AND OF HOLDERS OF 5% OR MORE OF ANY CLASS OF
                        THE COMPANY'S VOTING SECURITIES

                                                                                             AMOUNT AND
                                                                                              NATURE OF
                                                                                              BENEFICIAL
                                          TITLE OF            ADDRESS OF                      OWNERSHIP                PERCENT OF
                                            CLASS          BENEFICIAL OWNER             AS OF MARCH 15, 1994*             CLASS
- ----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . .      Common        37-18 Northern Boulevard           239,520 (1)(8)(11)              1.81
                                           Common        Long Island City, N.Y.             318,632 (2)(3)                  2.41
Nathaniel L. Sills  . . . . . . . . .      Common        37-18 Northern Boulevard           139,880 (1)(8)(12)              1.06
                                           Common        Long Island City, N.Y.             335,507 (2)(4)                  2.54
Arlene R. Fife (5)  . . . . . . . . .      Common        37-18 Northern Boulevard           193,958 (11)                    1.47
                                           Common        Long Island City, N.Y.             323,437 (2)(3)                  2.45
Ruth F. Sills (6) . . . . . . . . . .      Common        37-18 Northern Boulevard           124,690 (12)                     .94
                                           Common        Long Island City, N.Y.             289,687 (2)(4)                  2.19
John L. Kelsey  . . . . . . . . . . .      Common        P.O. Box 8264                        1,125                          .01
                                                         Vero Beach, FL
William H. Turner . . . . . . . . . .      Common        270 Park Avenue                        500                           --
                                                         New York, N.Y.
Lawrence I. Sills (9) . . . . . . . .      Common        37-18 Northern Boulevard           492,385 (8)(12)                 3.73
                                           Common        Long Island City, N.Y.              26,524 (7)                      .20
Arthur D. Davis (10)  . . . . . . . .      Common        37-18 Northern Boulevard            47,679 (8)                      .36
                                                         Long Island City, N.Y.
Directors and Officers as a
  Group (twenty persons)  . . . . . .                                                     2,541,574                        19.23
- ----------------------------------------------------------------------------------------------------------------------------------

 (1) In addition Messrs. Fife and Sills are trustees of a charitable foundation which owns 184,125 shares of Common Stock.
 (2) Shares are subject to family trusts in which beneficial ownership is disclaimed.
 (3) Nathaniel L. Sills is co-trustee.
 (4) Bernard Fife is co-trustee.
 (5) Arlene R. Fife is the wife of Bernard Fife.
 (6) Ruth F. Sills is the wife of Nathaniel L. Sills and the sister of Bernard Fife.
 (7) Held as custodian for minor children.
 (8) Excludes allocated shares held by Trustee under the Company's ESOP.
 (9) Lawrence I. Sills is an adult son of Nathaniel L. Sills.
(10) Arthur D. Davis is an adult son-in-law of Bernard Fife.
(11) In addition Mr. and Mrs. Fife are trustees of the Fife Family Foundation which owns 20,000 shares of Common Stock.
(12) In addition Mr. and Mrs. N.L. Sills and Lawrence I. Sills are trustees of the Sills Family Foundation which owns 40,000 shares of Common Stock.

* Mr. and Mrs. Fife and Mr. and Mrs. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

MEETINGS OF THE BOARD OF DIRECTORS
AND ITS COMMITTEES

    In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was five.

    The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of three independent outside directors. The members of both committees are John L. Kelsey, Robert J. Swartz and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Co-Chief Executive Officers and the named executive officers appearing in the Summary Compensation Table on page 7, to administer the Company's Stock Option Plan and to review the Company's compensation policies for all executive officers. The Compensation Committee was established in late 1992 and held its first and only 1993 meeting in January 1993. the Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met two times in 1993. The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole, which considers all recommendations for potential nominees.

    Directors who are not officers or related to officers are paid a retainer of $10,000 and receive $1,000 for each Regular, Audit Committee and Compensation Committee meeting they attend. Mrs. Arlene Fife and Mrs. Ruth Sills receive $500 for each meeting they attend. All other directors receive no payment for the fulfillment of their directorial responsibilities.

CERTAIN TRANSACTIONS

    During the year 1993, the Company, from time to time, borrowed monies on a short-term basis from Chemical Bank under a line of credit. Such borrowings were evidenced by notes which bore interest at rates which varied between 3.54% and 4.54% per annum depending on the time of the borrowing. In 1993 the Company had compensating balance requirements of approximately 5% on any short- term borrowing, which fluctuated from $0 to $15,000,000. The largest principal amount of such notes outstanding at any month-end during the year was $7,200,000. The aggregate amount of interest paid to Chemical Bank during the year was approximately $202,000.

    In addition, on March 10, 1989 the Company entered into an agreement with Chemical Bank to finance the purchase, on the open market, of 1,000,000 shares of the Company's Common Stock in connection with the Company's Employee Stock Ownership Plan (ESOP) which was established in January 1989. Under this agreement the Company borrowed $16,729,000 payable in equal annual installments through 1998 with interest at 77.52% of the Bank's prime rate. As of December 20, 1991, Chemical Bank and NBD Bank, N.A. entered into an Assignment Agreement wherein Chemical Bank assigned all of its right, title and interest in the March 10, 1989 ESOP financing agreement to NBD Bank, N.A. At April 26, 1994, the Company's indebtedness to NBD Bank, N. A. under this agreement was $6,713,571.

    During 1993 two executive officers, Steven Brown, Vice President, Champ Service Line Division and Nitin Parikh, Vice President, Information Services were indebted to the Company as a result of loans made by the Company to these officers. Mr. Brown had two loans outstanding. The first loan, in 1982, was related to his relocation upon employment with the Company and was at the prime rate of interest. In 1993 the largest amount of this indebtedness was $46,338. At March 31, 1994, the amount of that indebtedness was $32,914. The second loan, in the amount of $571,200, was made in 1993 as a non-interest bearing bridge loan resulting from Mr. Brown's relocation to the vicinity of the Company's Kansas facility (headquarters of the Champ Service Line Division). In January 1994, Mr. Brown's Connecticut home was sold and the bridge loan was repaid. In June 1993, a $150,000 loan was made to Mr. Parikh, to assist in the financing of a relocation of his principal residence, at an interest rate of 31/2%. This loan was repaid in February 1994.

    During 1993, the Company's Four Seasons Division purchased a portion of its remanufacturing component requirements (approximately $2,000,000) from Recore Automotive, Incorporated. The owner of Recore Automotive is a member of the immediate family of the Vice President, Four Seasons Division, Mr. Stanley Davidow. The purchases made from Recore Automotive are within the Company's guidelines for transactions with related parties, which requires that any such transactions be conducted on an arm's length basis.

                          SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION        ALL OTHER
                                                     ANNUAL COMPENSATION                         AWARDS          COMPENSATION
          NAME AND                          --------------------------------------------------------------------------------------
          PRINCIPAL                                                             OTHER         STOCK OPTIONS
          POSITION                            YEAR     SALARY      BONUS    COMPENSATION (1)     GRANTED        (2)         (3)
- ----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . . . .     1993    $244,000    $120,000            $          10,000       $10,001     $21,008
  Co-Chief Executive Officer, . . . . . .     1992     234,000     100,000                                     24,546      11,550
  Co-Chairman of the Board and Director .     1991     226,000      83,000                                     27,927      11,524
Nathaniel L. Sills  . . . . . . . . . . .     1993     244,000     120,000                       10,000          (670)     21,008
  Co-Chief Executive Officer, . . . . . .     1992     234,000     100,000                                     (1,010)     11,550
  Co-Chairman of the Board and Director .     1991     226,000      83,000                                     25,177      11,524
Lawrence I. Sills . . . . . . . . . . . .     1993     263,000     100,000                       10,000                    21,008
  President, Chief Operating  . . . . . .     1992     246,000      48,000                                                 11,550
  Officer and Director  . . . . . . . . .     1991     238,000      20,800                                                 11,524
Joseph Forlenza . . . . . . . . . . . . .     1993     239,772     110,143                                                 21,008
  Vice President/ . . . . . . . . . . . .     1992     217,788      69,300                        8,000                    11,550
  General Manager Standard Division . . .     1991     182,481      48,285                                                 11,420
Daniel Carboni  . . . . . . . . . . . . .     1993     225,000      89,403                                                 18,798
  Vice President/ . . . . . . . . . . . .     1992     220,000      61,350                        8,000                     8,645
  General Manager EIS Brake . . . . . . .     1991     192,638      47,660                                                     --
    Parts Division
Stanley Davidow . . . . . . . . . . . . .     1993     215,000      98,753                                                 20,978
  Vice President/ . . . . . . . . . . . .     1992     195,000      56,860                        8,000                    11,520
  General Manager Four Seasons Division .     1991     189,000      32,620                                                 11,053
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.
(2) Includes accruals to fund a widows death benefit program which provides for payments of $2,500 per month (as adjusted for cost of living increases from 1977) payable to the widows of Messrs. B. Fife and N. L. Sills and, in 1991 and 1992, premiums paid by the Company for life insurance, on the lives of Messrs. B. Fife and N. L. Sills, in the amount of $200,000 each, payable to designated beneficiaries.
(3) Company contributions to Profit Sharing, 401K and ESOP programs.



                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                       STOCK APPRECIATION
                                                                INDIVIDUAL GRANTS                      FOR OPTION TERM (1)
- ----------------------------------------------------------------------------------------------------------------------------------
                                                              % OF TOTAL
                                                             OPTIONS/SARS
                                                 OPTIONS/     GRANTED TO   EXERCISE OR
                                                   SARS      EMPLOYEES IN   BASE PRICE    EXPIRATION
        NAME                                    GRANTED (#)  FISCAL YEAR      ($/SH)         DATE         5%          10%
- ----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . . . . . .     10,000        31.3%       $18.5625      5/26/98       $51,251     113,305
Nathaniel L. Sills  . . . . . . . . . . . . .     10,000        31.3         18.5625      5/26/98       $51,251     113,305
Lawrence I. Sills . . . . . . . . . . . . . .     10,000        31.3         18.5625      5/26/98       $51,251     113,305
- ----------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                      AGGREGATED OPTION EXERCISES IN 1993
                      AND DECEMBER 31, 1993 OPTION VALUES

                                                                                         NUMBER OF             VALUE OF UNEXPECTED
                                                                                        UNEXERCISED                IN-THE-MONEY
                                           SHARES ACQUIRED                             OPTIONS HELD AT              OPTIONS AT
        NAME                              ON EXERCISE (#)    VALUE REALIZED ($)      DECEMBER 31, 1993      DECEMBER 31, 1993 (1)(2)
- ------------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . .          50,000              $400,000                 10,000                   $78,125
Nathaniel L. Sills  . . . . . . . . .          50,000               400,000                 10,000                    78,125
Lawrence I. Sills . . . . . . . . . .          50,000               400,000                 10,000                    78,125
Joseph Forlenza . . . . . . . . . . .          16,000               174,375                   NONE                      NONE
Daniel Carboni  . . . . . . . . . . .           7,000                84,875                  3,000                    40,875
Stanley Davidow . . . . . . . . . . .          16,000               166,163                   NONE                      NONE
- ------------------------------------------------------------------------------------------------------------------------------------

(1) All options were exercisable at December 31, 1993.
(2) The fair market value at December 31, 1993 was $26.375 per share.


                        REPORT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

    Until late 1992, the Company's Board of Directors determined the compensation of the Company's Co-Chief Executive Officers and Chief Operating Officer. The Board also reviewed and approved the Company's compensation policies for all executive officers which policies include annual base salary, a formal MBO bonus program which consists of both Company earnings goals and individual goals, and stock options.

    Under the MBO bonus program, which was instituted in 1987, the bonuses of the Co-Chief Executive Officers and the Chief Operating Officer are based solely on Company earnings. The goals of the other executive officers are based one-half on individual goals approved by the Chief Operating Officer and one-half on Company earnings.

    The MBO bonus program created a direct connection between Company performance and executive compensation while the executives are given strong incentives for long-term future performance by the granting, from time to time, of stock options. These stock options, which expire after 5 years if not exercised, have value for executives only if the Company's stock price increases above the option grant price, which is set at the market price on the date of each grant.

    As a matter of Company policy, the compensation of the current Co-Chief Executive Officers has consisted of a relatively modest base salary, a regular bonus separate from the MBO program and a bonus under the MBO program. Accordingly, for the years 1991 through 1993, the average percentage increase from the prior year for base salary plus regular bonus for these officers was 4.5%.

    The Board's decisions concerning the Company's compensation policies for all executive officers were made in the context of their individual and corporate responsibilities, historical practice and the competitive environment.

    Since late 1992, the compensation responsibilities of the Board of Directors have been assumed by the Company's Compensation Committee. The Compensation Committee of the Board of Directors is composed entirely of independent outside directors. The Committee is now responsible for approving the compensation packages (salary and bonus) of the Co-Chief Executive Officers and the named executive offi-cers appearing in the Summary Compensation Table on page 7, for administering the Company's Stock Option Plan and for reviewing the Company's compensation policies for all executive officers.

    Bernard Fife              Lawrence I. Sills
    Nathaniel L. Sills        Arlene R. Fife
    John L. Kelsey            Arthur D. Davis
    William H. Turner         Ruth F. Sills
    Robert J. Swartz

                          FIVE YEAR PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL Return*

      FOR STANDARD MOTOR PRODUCTS, INC. S&P 500 INDEX AND a Peer Group (1)



                                    (Graph)


                                         SMP           S&P           PEER
                                                                    GROUP
                          1988           100           100            100
                          1989           110           132             96
                          1990            59           128             80
                          1991            77           166             92
                          1992           105           179            123
                          1993           200           197            178





Assumes $100 invested on December 31, 1988 in Standard Motor Products, Inc. Common Stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Echlin Inc., Federal-Mogul Corporation, Dana Corporation, SPX Corporation, MascoTech, Inc., Genuine Parts Company and Arvin Industries, Inc.

INFORMATION AS TO VOTING SECURITIES

    Holders of shares of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on April 15, 1994. On such date 13,218,226 shares of Common Stock were outstanding and entitled to vote.

    The close of business on April 15, 1994 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the annual meeting of shareholders of the Company to be held on May 26, 1994.

VOTING AND REVOCATION OF PROXIES

    The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person or by notifying the Company that it is revoked.

METHOD AND EXPENSE OF PROXY SOLICITATION

    The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

    The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the names of nominees, their expenses for sending proxy material to principals for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

INDEPENDENT AUDITORS

    Since 1990, David Berdon & Co. has been the Company's independent auditors. Their services from that time to the present have been satisfactory. However, as of the date of this Proxy Statement, the Board of Directors and the Audit Committee of the Company have not made a decision regarding the appointment of independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 1994. Management does not believe it is necessary for shareholders to ratify this appointment since there is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders.

SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the Company's 1995 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Long Island City, New York, by January 4, 1995 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

GENERAL

    The Company's 1993 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

OTHER MATTERS

    As of the date of this proxy statement, the management knows of no matters other than Proposal 1 and the election of directors to come before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote all proxies not marked to the contrary in accordance with their judgment on such matters.


                                              By Order of the Board of Directors



                                                                     SANFORD KAY
                                                                       Secretary


Dated: April 26, 1994

(LOGO)

                        STANDARD MOTOR PRODUCTS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints BERNARD FIFE and NATHANIEL L. SILLS, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of the Company's Common Stock held of record by the undersigned on April 15, 1994 at the annual meeting of shareholders of the Company to be held on May 26, 1994, or at any adjournment thereof.

1. Proposal to adopt the Company's 1994 Omnibus Stock Option Plan under which 400,000 shares of the Company's Common Stock will be available for issuance.

2. Election of Directors

/  /  FOR all nominees listed below (except as marked to the contrary below)

/  /  WITHHOLD AUTHORITY to vote for any individual nominee listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.) Bernard Fife, Nathaniel L. Sills, Arlene R. Fife, Ruth F. Sills, John L. Kelsey, Robert J. Swartz, William H. Turner, Lawrence I. Sills and Arthur D. Davis

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                     PLEASE DATE AND SIGN ON REVERSE SIDE



This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted for Proposal 1 and the nominees on the reverse side.

DATE :                                                                1994
      ----------------------------------------------------------------


- --------------------------------------------------------------------------
SIGNATURE

- --------------------------------------------------------------------------
SIGNATURE IF HELD JOINTLY

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE